Exhibit 5.1

March 21, 2022

Laredo Petroleum, Inc.
15 W. Sixth Street
Suite 900
Tulsa, Oklahoma 74119

Re:	Laredo Petroleum, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Laredo Petroleum, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form  S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (d) the Company’s warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (defined below) (the “Warrants”), (e) the Company’s senior debt securities in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Company Debt Securities”) and (f) guarantees (the “Guarantees”) of Company Debt Securities by one or more of the guarantors (the “Guarantors”) listed on Schedule I hereto and named in the Registration Statement (the Company Debt Securities, together with (if such Company Debt Securities have been guaranteed by Guarantors) the related Guarantees of such Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on the terms to be determined at the time of each offering. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) the Indenture with respect to the Senior Debt Securities (and any related Guarantees), dated as of March 18, 2015 (the “Senior Indenture”), among the Company, the Guarantors named therein and Computershare Trust Company, National Association (“Computershare”), as trustee (together with, as to any time prior to the date on which Computershare succeeded to all or substantially all the corporate trust business of Wells Fargo Bank, National Association (“Wells Fargo”), Wells Fargo, as predecessor trustee, each, in such capacity, the “Senior Debt Trustee”), filed as Exhibit 4.3 to the Registration Statement, the form and terms (including any Guarantees) of any series of Company Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture with respect to Subordinated Debt Securities (and any related Guarantees) filed as Exhibit 4.4 to the Registration Statement, to be entered into by the Company, the Guarantors named therein and a trustee to be named therein (together with the Senior Debt Trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including any Guarantees) of any series of Company Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture and (iii) such corporate or limited liability company records of the Company and the Guarantors and other certificates and documents of officials of the Company and the Guarantors and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the existence and entity power of each party to any Instrument (defined below) referred to herein other than the Company and the Guarantors. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Guarantors, all of which we assume to be true, correct and complete.

1111 Louisiana Street | 44th Floor | Houston, Texas 77002-5200 | 713.220.5800 | fax: 713.236.0822 | akingump.com

Laredo Petroleum, Inc.

March 21, 2022

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been duly issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Company Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor or, if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement (defined below) therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued (a) upon exchange, exercise or conversion of any Securities constituting Preferred Stock that are exchangeable or exercisable for or convertible into Common Stock, (b) upon exchange or conversion of any Securities constituting Company Debt Securities that are exchangeable for or convertible into Common Stock, or (c) upon exercise of any Securities constituting Warrants that are exercisable for Common Stock), will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

2.	With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board of Directors of the Company or duly authorized committee thereof (the “Board”) has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Company Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor or, if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon (a) exchange or conversion of any Securities constituting Company Debt Securities that are exchangeable for or convertible into Preferred Stock or (b) exercise of any Securities constituting Warrants that are exercisable for Preferred Stock) will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

Laredo Petroleum, Inc.

March 21, 2022

3.	With respect to Securities constituting Depositary Shares, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above has been taken and such Preferred Stock has been duly deposited with the Depositary (defined below) under the applicable Depositary Agreement (defined below), and (iii) such Depositary Shares have been issued and delivered, with Depositary Receipts (defined below) representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Depositary Shares are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Depositary Shares (including any Depositary Shares duly issued upon exercise of any Securities constituting Warrants that are exercisable for Depositary Shares) will have been duly authorized by all necessary corporate action on the part of the Company and validly issued.

4.	With respect to Securities constituting Warrants, when (i) the Company and, if such Warrants are exercisable for Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, the Guarantors (together with the Company, the “Obligors”) have taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval related to such Warrants and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Warrants will have been duly authorized by all necessary corporate action on the part of the Company and, if such Warrants are exercisable for Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors and will be valid and binding obligations of the Company and, if such Warrants are exercisable for Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors, enforceable against the Company and, if such Warrants are exercisable for Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors in accordance with their terms.

Laredo Petroleum, Inc.

March 21, 2022

5.	With respect to Securities constituting Debt Securities (including, if Company Debt Securities are guaranteed by Guarantees, such Company Debt Securities and such Guarantees), when (i) the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) with respect to the Subordinated Debt Securities, the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and, with respect to the Debt Securities, any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including, if Debt Securities constitute Company Debt Securities guaranteed by Guarantees, the applicable Guarantors) with the terms of such Debt Securities and, if Debt Securities constitute Company Debt Securities guaranteed by Guarantees, such Guarantees having been set forth in such Indenture or such an officers’ certificate or supplemental indenture delivered pursuant thereto, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities (including, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and officer’s certificate or supplemental indenture relating to such Debt Securities and any applicable definitive purchase, underwriting or similar agreement, or, if such Debt Securities are issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Company Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Debt Securities (including, if Company Debt Securities are guaranteed by Guarantees, such Company Debt Securities and such Guarantees and including any Debt Securities duly issued upon (a) exchange, exercise or conversion of any Securities constituting Preferred Stock that are exchangeable or exercisable for or convertible into Company Debt Securities or (b) exercise of any Securities constituting any Warrants that are exercisable for Debt Securities) (x) will have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the applicable Guarantors, and (y) will be valid and binding obligations of each such Obligor, enforceable against such Obligor in accordance with their terms.

Laredo Petroleum, Inc.

March 21, 2022

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)	We have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute (a) Common Stock or Company Debt Securities issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, (b) Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Company Debt Securities, or (c) Common Stock, Preferred Stock, Company Debt Securities or Depositary Shares issuable upon exercise of Securities constituting Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the issuer thereof and the other parties thereto; (v) at the time of the issuance of such Securities, the Company and, if such Securities constitute Debt Securities or Preferred Stock exchangeable or exercisable for or convertible into, or Warrants exercisable for, Securities constituting Company Debt Securities guaranteed by Guarantees, each of the other Obligors (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization and (b) will have the necessary corporate or limited liability company power and due authorization, and the organizational or charter documents of the Company and, if such Securities constitute Debt Securities or Preferred Stock exchangeable or exercisable for or convertible into, or Warrants exercisable for, Securities constituting Company Debt Securities guaranteed by Guarantees, each of the other Obligors will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and, if such Securities constitute Debt Securities or Preferred Stock exchangeable or exercisable for or convertible into, or Warrants exercisable for, Securities constituting Company Debt Securities guaranteed by Guarantees, each of the other Obligors and any applicable law, regulation or administrative order or any agreement or instrument binding upon each such Obligor and any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which such Obligor’s securities are listed for trading) having jurisdiction over each such Obligor and, if such Securities constitute Depositary Shares or Warrants exercisable for Depository Shares, the applicable Depositary Agreement and the applicable approval and authorization of the Company relating to such Depositary Shares and, if such Securities constitute Debt Securities or Preferred Stock exchangeable or exercisable for or convertible into, or Warrants exercisable for, Securities constituting Debt Securities, the applicable Indenture or supplemental indenture or officers’ certificate and the applicable approval and authorization of the Company and, if such Debt Securities are guaranteed by Guarantees, each of the other Obligors relating to such Debt Securities and, if such Securities constitute Preferred Stock or Debt Securities exchangeable or exercisable for or convertible into, or Warrants exercisable for, Preferred Stock, the applicable certificate of designations and the applicable approval and authorization of the Company relating to such Preferred Stock and, if such Securities constitute Warrants, the applicable Warrant Agreement therefor and the applicable approval and authorization of the Company relating to such Warrants; (vii) if such Securities constitute Common Stock, Preferred Stock or Depositary Shares in respect of underlying Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved or otherwise committed for issuance and (b) the consideration for the issuance and sale of such Common Stock, Preferred Stock or Depositary Shares established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such Common Stock is issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the certificate of designations therefor; (B) such Common Stock or Preferred Stock is issuable upon exchange or conversion of Securities constituting Company Debt Securities, the applicable Indenture or officers’ certificate or supplemental indenture relating to such Company Debt Securities; or (C) such Common Stock, Preferred Stock or Depositary Shares are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor) will not be less than the par value of such Common Stock, such Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable; (viii) if (a) such Securities constitute Common Stock or Company Debt Securities issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, (b) such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Company Debt Securities, the action with respect to such Company Debt Securities referred to in paragraph 5 above will have been taken, or (c) such Securities constitute Common Stock, Preferred Stock, Debt Securities or Depositary Shares issuable upon exercise of Securities constituting Warrants, the action with respect to such Warrants referred to in paragraph 4 above will have been taken; (ix) if (a) such Securities constitute (or constitute Depositary Shares in respect of underlying) Preferred Stock that is exchangeable or exercisable for or convertible into Securities constituting Common Stock or Company Debt Securities, the Company (and, if such Debt Securities are guaranteed by Guarantees, each of the other Obligors) will have taken all necessary action to authorize and approve the issuance of such Common Stock or Company Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, (b) such Securities constitute Company Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Company Debt Securities (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion, or (c) such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, Preferred Stock, Debt Securities or Depositary Shares, the Company (and, if such Debt Securities are guaranteed by Guarantees, each of the other Obligors) will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock, Debt Securities or Depositary Shares upon the exercise of such Warrants (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and, in the case of Preferred Stock or Common Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exercise; (x) if such Securities constitute Company Debt Securities, (x) the officers’ certificate or supplemental indenture to the related Indenture establishing any terms of such Company Debt Securities different from those in such Indenture shall not include any provision that is unenforceable against the Company; and (y) if such Securities constitute Senior Debt Securities, the Senior Indenture has been duly authorized, executed and delivered by Wells Fargo as of March 18, 2015 and thereafter Computershare succeeded to all or substantially all the corporate trust business of Wells Fargo when Computershare was otherwise qualified and eligible to act as trustee under Article VI thereof; (xi) if such Securities constitute Company Debt Securities guaranteed by Guarantees, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms of such Guarantees different from those in such Indenture shall not include any provision that is unenforceable against the applicable Guarantors; (xii) if such Securities constitute Warrants, a warrant agreement (the “Warrant Agreement”) related to such Warrants and not including any provision that is unenforceable against the Company and, if such Warrants are exercisable for Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors will have been duly authorized, executed and delivered by the Company and, if such Warrants are exercisable for Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors and, in each case, a bank or trust company, as warrant agent, to be selected by the Company; (xiii) if such Securities constitute Depositary Shares, a depositary agreement (the “Depositary Agreement” and, together with a Warrant Agreement and each Indenture, an “Instrument”) relating to such Depositary Shares and the related receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as depositary (the “Depositary”), to be selected by the Company; ; and (xiv) if such Securities constitute Warrants, Debt Securities or Depositary Shares, the applicable Instrument will constitute the legal, valid and binding obligation of each party thereto other than the Obligors party thereto, enforceable against such party in accordance with its terms.

Laredo Petroleum, Inc.

March 21, 2022

(B)	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States; (ii) the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”); (iii) the Delaware General Corporation Law (the “DGCL”); and (iv) the Laws of the State of New York. As used herein, the terms “Delaware LLC Act” and “DGCL” include the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these Laws.

(C)	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

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Laredo Petroleum, Inc.

March 21, 2022

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP

Laredo Petroleum, Inc.

March 21, 2022

Schedule I

Guarantors

Jurisdiction of Formation or Organization
Laredo Midstream Services, LLC	Delaware
Garden City Minerals, LLC	Delaware